UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2009 (February 19, 2009)
HCA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	75-2497104
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

One Park Plaza, Nashville,
Tennessee	37203
(Address of Principal Executive	(Zip Code)
Offices)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Indenture and Senior Secured Notes due 2017
Overview
     On February 19, 2009, the Company issued $310 million aggregate principal amount of 9 7/8% senior secured notes due 2017, which mature on February 15, 2017, pursuant to an indenture, dated as of February 19, 2009 (the “Indenture”), among the Company, the guarantors party thereto, The Bank of New York Mellon, as collateral agent, and The Bank of New York Mellon Trust Company, N.A., as trustee.
     Interest on the notes will be payable in cash. Interest on the notes is payable on February 15 and August 15 of each year, commencing on August 15, 2009.
     The following is a brief description of the terms of the notes and the Indenture.
Ranking
     The notes are the Company’s senior secured obligations and rank senior in right of payment to any future subordinated indebtedness; rank equally in right of payment with all of the Company’s existing and future senior indebtedness; rank equally in right of payment to indebtedness under the Company’s existing senior secured notes to the extent of the collateral securing such indebtedness on a second-priority basis; are effectively subordinated in right of payment to indebtedness under the Company’s asset-based revolving credit facility to the extent of the collateral securing such indebtedness on a first-priority basis and to indebtedness under the Company’s other senior secured credit facilities to the extent of the collateral securing such indebtedness on a first- and second-priority basis and are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of the Company’s subsidiary guarantors (as such term is defined below)).
Guarantees
     The notes are fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future direct or indirect wholly owned domestic subsidiaries that guarantees the Company’s obligations under its senior secured credit facilities (except for certain special purpose subsidiaries that only guarantee and pledge their assets under the Company’s asset-based revolving credit facility). Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.” Each subsidiary guarantee ranks senior in right of payment to all existing and future subordinated indebtedness of the subsidiary guarantor; ranks equally in right of payment with all existing and future senior indebtedness of the subsidiary guarantor; is effectively subordinated in right of payment to indebtedness under the Company’s asset-based revolving credit facility to the extent of the collateral securing such indebtedness on a first-priority basis and to indebtedness under the Company’s other senior secured credit facilities to the extent of the collateral securing such indebtedness on a first- and second-priority basis; and is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a subsidiary guarantor that is not also a guarantor of the notes. Any subsidiary guarantee of the notes will be released in the event such subsidiary guarantee is released under the senior secured credit facilities.
Security
     Pursuant to a Security Agreement and a Pledge Agreement, each dated as of November 17, 2006 (as amended and/or supplemented), among the Company, the subsidiary guarantors and The Bank of New York Mellon, as collateral agent (to which the notes and guarantees became subject as of February 19, 2009), the notes and guarantees are secured by second-priority liens, subject to permitted liens, on certain of the assets of the Company and the subsidiary guarantors that secure the Company’s senior secured credit facilities on a first-priority basis, which assets include substantially all the capital stock of any material first-tier subsidiary of the Company, or of any first-tier subsidiary of any subsidiary guarantor of the notes (but limited to 65% of the voting stock of any such first-tier subsidiary that is a foreign subsidiary), and substantially all tangible and intangible assets of the Company and each subsidiary guarantor, other than (1) properties defined as “principal properties” under the Company’s existing indenture dated as of December 16, 1993, so long as such indenture remains in effect, (2) other properties that do not secure the Company’s senior secured facilities, (3) deposit accounts, other bank or securities accounts and cash, (4) leaseholds and motor vehicles, (5) certain European collateral and (6) certain receivables collateral that only secures the Company’s asset-based revolving credit facility, in each case subject to exceptions.
     The notes and subsidiary guarantees also are secured by third-priority liens, subject to permitted liens, on the accounts receivable and certain related assets of the Company and certain of the subsidiary guarantors, and the proceeds thereof, to the extent permitted by law and contract, which assets secure the Company’s asset-based revolving credit facility on a first-priority basis and the Company’s other senior secured credit facilities on a second-priority basis.
     The collateral securing the notes and the subsidiary guarantees is the same as that securing the Company’s existing second lien notes and the notes will share equally and ratably with the collateral securing the existing second lien notes.
Optional Redemption
     At any time prior to February 15, 2013, the Company may redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus the greater of (1) 1.0% of the principal amount of the notes and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at February 15, 2013 (as set forth in the table appearing below), plus (ii) all required interest payments due on the notes through February 15, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the notes (as of, and plus accrued and unpaid interest and additional interest, if any, to, the date of redemption), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.
     On and after February 15, 2013, the Company may redeem the notes at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2013	104.938%
2014	102.469%
2015 and thereafter	100.000%
     In addition, until February 15, 2012, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of notes at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided that at least 50% of the sum of the original aggregate principal amount of notes issued under the Indenture and the original principal amount of any additional notes that are notes issued under the Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.
Change of Control
     Upon the occurrence of a change of control, which is defined in the Indenture, each holder of the notes has the right to require the Company to repurchase some or all of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.
Covenants
     The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of its restricted subsidiaries to (subject to certain exceptions):
•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of the Company’s capital stock or make other restricted payments;

•	make certain investments;

•	prepay the retained indebtedness, other than certain debt securities existing prior to November 17, 2006 (“Retained Indebtedness”), maturing on or prior to December 31, 2011 and, in the event of satisfaction of a maximum consolidated secured debt ratio and a maximum consolidated leverage ratio, Retained Indebtedness maturing on or prior to November 15, 2016;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	enter into certain transactions with the Company’s affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.
Events of Default
     The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the notes to become or to be declared due and payable.
Intercreditor Arrangements
     The Bank of New York Mellon, as collateral agent in connection with the notes (the “Junior Lien Collateral Agent”), and Bank of America, N.A., as collateral agent in connection with the senior secured credit facilities (the “First Lien Collateral Agent”), entered into a General Intercreditor Agreement, dated as of November 17, 2006, with respect to the collateral securing the notes and the senior secured credit facilities (the “Collateral”). Pursuant to the terms of the General Intercreditor Agreement, prior to the discharge of the obligations under the senior secured credit facilities, the First Lien Collateral Agent will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the security documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a default or event of default under the Indenture. The Junior Lien Collateral Agent will not be permitted to enforce the security interests even if any event of default under the Indenture has occurred and the Notes have been accelerated, with limited exceptions.
     Similarly, the Junior Lien Collateral Agent, the First Lien Collateral Agent and Bank of America, N.A., as collateral agent in connection with the senior secured asset-based revolving facility described above, entered into a Receivables Intercreditor Agreement, dated as of November 17, 2006, that contains similar intercreditor provisions with respect to the Receivables Collateral.
     The notes and guarantees became subject to these intercreditor agreements as of February 19, 2009.

Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit

Exhibit 4.1	Indenture, dated February 19, 2009, among HCA Inc., the guarantors party thereto, The Bank of New York Mellon, as collateral agent and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 4.2	Security Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary grantors party thereto and The Bank of New York Mellon, as collateral agent (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).

Exhibit 4.3	Pledge Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary pledgors party thereto and The Bank of New York Mellon, as collateral agent (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).

Exhibit 4.4	Form of 9 7/8% Senior Secured Notes due 2017 (included in Exhibit 4.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC. (Registrant)
By:	/s/ David G. Anderson
David G. Anderson
Senior Vice President - Finance and Treasurer

Date: February 24, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 4.1	Indenture, dated February 19, 2009, among HCA Inc., the guarantors party thereto, The Bank of New York Mellon, as collateral agent and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 4.2	Security Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary grantors party thereto and The Bank of New York Mellon, as collateral agent (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).

Exhibit 4.3	Pledge Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary pledgors party thereto and The Bank of New York Mellon, as collateral agent (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).

Exhibit 4.4	Form of 9 7/8% Senior Secured Notes due 2017 (included in Exhibit 4.1).